February 28, 2000



Gabelli Global Series Funds, Inc.
One Corporate Center
Rye, New York 10580-1434

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of shares of capital stock, par value $0.001 per share, of Gabelli Global Series Funds, Inc., a Maryland corporation (the "Fund"), on Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A (Registration Nos. 33-66262 and 811-7896) filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. It is our understanding that the Stock has been reclassified and designated in the following amounts to each of the following sub-series of a class of shares (all of the following, the "Stock"): (a) one-hundred million shares as The Gabelli Global Telecommunications Fund Class AAA Stock, a sub-series of The Gabelli Global Telecommunications Fund Stock; (b) one-hundred million shares as The Gabelli Global Opportunity Fund Class AAA Stock, a sub-series of The Gabelli Global Opportunity Fund Stock; (c) one-hundred million shares as The Gabelli Global Growth Fund Class AAA Stock, a sub-series of The Gabelli Global Growth Fund Stock; (d) one-hundred million shares as The Gabelli Global Convertible Securities Fund Class AAA Stock, a sub-series of The Gabelli Global Convertible Securities Fund Stock; (e) fifty million shares as The Gabelli Global Telecommunications Fund Class A Stock, a sub-series of The Gabelli Global Telecommunications Fund Stock; (f) fifty million shares as The Gabelli Global Opportunity Fund Class A Stock, a sub-series of The Gabelli Global Opportunity Fund Stock; (g) fifty million shares as The Gabelli Global Growth Fund Class A Stock, a sub-series of The Gabelli Global Growth Fund Stock; (h) fifty million shares as The Gabelli Global Convertible Securities Fund Class A Stock, a sub-series of The Gabelli Global Convertible Securities Fund Stock; (i) twenty-five million shares as The Gabelli Global Telecommunications Fund Class B Stock, a sub-series of The Gabelli Global Telecommunications Fund Stock; (j) twenty-five million shares as The Gabelli Global Opportunity Fund Class B Stock, a sub-series of The Gabelli Global Opportunity Fund Stock; (k) twenty-five million shares as The Gabelli Global Growth Fund Class B Stock, a sub-series of The Gabelli Global Growth Fund Stock;
(l) twenty-five million shares as The Gabelli Global Convertible Securities Fund Class B Stock, a sub-series of The Gabelli Global Convertible Securities Fund Stock; (m) twenty-five million shares as The Gabelli Global Telecommunications Fund Class C Stock, a sub-series of The Gabelli Global Telecommunications Fund Stock; (n) twenty-five million shares as The Gabelli Global Opportunity Fund Class C Stock, a sub-series of The Gabelli Global Opportunity Fund Stock; (o) twenty-five million shares as The Gabelli Global Growth Fund Class C Stock, a sub-series of The Gabelli Global Growth Fund Stock; and (p) twenty-five million shares as The Gabelli Global Convertible Securities Fund Class C Stock, a sub-series of The Gabelli Global Convertible Securities Fund Stock.

         Based on our examination, we advise you that in our opinion the Stock to be offered by the Fund, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                Very truly yours,

                            Miles & Stockbridge P.C.

                            Miles & Stockbridge P.C.